Exhibit 99.11
(Text of graph posted to Ashland Inc.'s website concerning
 Valvoline revenue)

Monthly Sales ($ in millions)

	2003	2004	2005	2006	2007	2008
January	96.5	105.5	103.0	113.1	122.8	135.7
February	93.4	100.4	105.5	109.1	122.3	127.4
March	111.0	118.0	114.9	130.6	137.3	137.5
April	101.1	115.6	118.3	116.8	135.2	154.1
May	105.7	104.6	118.3	126.8	133.2	130.8
June	99.9	109.9	117.8	122.9	139.1	143.0
July	110.4	116.3	107.0	116.3	129.1	150.9
August	105.6	108.2	116.1	128.3	131.6	147.8
September	129.8	128.0	115.7	134.6	123.5	155.1
October	110.7	104.6	105.8	130.3	141.2
November	85.2	103.3	106.0	114.6	129.6
December	94.3	101.1	98.7	106.6	109.5

12 Month Rolling Average ($ in millions)

	2003	2004	2005	2006	2007	2008
January	98.4	104.4	109.4	111.4	121.6	130.6
February	99.0	105.0	109.8	111.7	122.7	131.0
March	100.6	105.6	109.6	113.0	123.3	131.0
April	100.0	106.8	109.8	112.9	124.8	132.6
May	100.2	106.7	111.0	113.6	125.4	132.4
June	100.8	107.5	111.6	114.1	126.7	132.7
July	101.0	108.0	110.8	114.8	127.8	134.6
August	100.8	108.2	111.5	115.8	128.0	135.9
September	102.9	108.1	110.5	117.4	127.1	138.5
October	103.8	107.6	110.6	119.5	128.0
November	103.5	109.1	110.8	120.2	129.3
December	103.6	109.6	110.6	120.8	129.5